Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in CNB Financial Corp.’s Registration Statement No. 333-141599 on Form S-8 of our report dated March 5, 2008 relating to our audit of the consolidated financial statements of CNB Financial Corp. and subsidiary as of and for the year ended December 31, 2007, which report appears in the December 31, 2007 Annual Report on Form 10-KSB of CNB Financial Corp.

/s/   Wolf & Company, P.C.

Boston, Massachusetts
March 17, 2008